UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2017

CHINA AUTO LOGISTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34393	98-065797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)          Resignation of independent registered public accounting firm.

On February 9, 2017, China Auto Logistics Inc. (the “Company”) was informed by its independent registered public accounting firm, Marcum LLP (“Marcum”), that Marcum has previously entered into a joint venture transaction (“Joint Venture”) with Bernstein & Pinchuk LLP to form Marcum Bernstein & Pinchuk LLP (“Marcum BP”) and that Marcum now wishes to transition the Company over to Marcum BP because it is a China-based client. Thus, Marcum has informed the Company that, as a result of the Joint Venture, (i) Marcum effectively resigned as the Company’s independent registered public accounting firm; and (ii) Marcum BP, as a successor to Marcum’s China-based business, is willing to serve as the Company’s independent registered public accounting firm.

Marcum’s reports on the financial statements of the Company for the years ended December 31, 2015 and 2014 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports stated that substantial doubt was raised about the Company’s ability to continue as a going concern as of December 31, 2015 and 2014.

During the years ended December 31, 2015 and December 31, 2014 and through the effective date of Marcum’s resignation, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Marcum's satisfaction would have caused Marcum to make reference thereto in connection with its reports on the financial statements for such years. During the years ended December 31, 2015 and December 31, 2014 and through February 9, 2017, there was one “reportable event” as such term is defined in Item 304(a)(1)(v) of Regulation S-K in that there was a material weakness in the internal control over financial reporting related to the Company’s accounting department personnel having limited knowledge and experience in US GAAP and SEC Reporting, as disclosed in the Form 10-K for fiscal years ended December 31, 2015 and 2014. The Company confirms that Marcum discussed the subject matter of this material weakness described above with the Company and authorized Marcum to respond fully to the inquiries of Marcum BP concerning the subject matter of this material weakness. There were no other reportable events of the types described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum with a copy of the foregoing disclosure and requested Marcum to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of the letter furnished by Marcum, dated February 9, 2017, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)          Engagement of new independent registered public accounting firm.

On February 9, 2017, the Audit Committee approved the engagement of Marcum BP as the Company’s independent registered public accounting firm, effective as of February 9, 2017.

During the years ended December 31, 2015 and December 31, 2014 and through February 9, 2017, the effective date of Marcum’s resignation, the Company did not consult with Marcum BP with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any reportable event of a type described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report 8-K.

Exhibit Number	Description
16.1	Letter, dated February 9, 2017, from Marcum LLP to the Securities and Exchange Commission

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer

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